                                 Exhibit 99.1

Contact:
Matt Roache
Vice President, Investor Relations
+1-781-864-4730
matthew.roache@cranenxt.com
Crane NXT Reports Second Quarter 2025 Results
Delivers sales growth of 9%; Maintains full year EPS guidance of $4.00 to $4.30

WALTHAM, MASS - August 6, 2025 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights
•Sales of $404 million, an increase of 9% year-over-year; core sales decline of 1%, in-line with the Company's expectations.
•GAAP operating profit margin of 11.8%, and Adjusted operating profit margin of 21.2%.
•Adjusted free cash flow conversion of approximately 120%.
•GAAP earnings per diluted share (EPS) of $0.43, and Adjusted EPS of $0.97.
•The Company is maintaining its full year EPS guidance in the range of $4.00 to $4.30. Please see the "Full Year 2025 Guidance" section in this press release for more details.

Aaron W. Saak, Crane NXT's President and Chief Executive Officer, stated: "Our second quarter results were in line with our expectations, with sales growth of approximately 9% and adjusted segment operating profit margin of approximately 24%. We are excited about the continued record high backlog in international currency and the positive momentum in CPI gaming orders."

Mr. Saak continued: “We continue to strengthen our leadership in the authentication market as we actively integrate De La Rue Authentication Solutions with OpSec Security, and we remain confident in the growth opportunities ahead. We are accelerating the realization of operational synergies which we expect will drive significant margin expansion in the SAT segment in the coming years."

Summary of Second Quarter 2025 Results

	Three Months Ended June 30,		Change
(dollars in millions)	2025	2024	$	%
Net sales	$404.4	$370.6	$33.8	9.1%
Core sales			$(3.0)	(0.8)%
Acquisitions			$26.7	7.2%
Foreign exchange			$10.1	2.7%

Operating profit	$47.9	$67.6	$(19.7)	(29.1)%
Adjusted operating profit*	$85.7	$89.4	$(3.7)	(4.1)%

Operating profit margin	11.8%	18.2%		(640bps)
Adjusted operating profit margin*	21.2%	24.1%		(290bps)
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Second Quarter 2025 Results
Second quarter 2025 sales were $404.4 million, an increase of $33.8 million, or 9.1%, compared with the second quarter of 2024, primarily driven by $26.7 million, or 7.2%, sales benefit from the acquired OpSec Security and De La Rue Authentication Solutions businesses, and $10.1 million, or 2.7%, favorable foreign exchange, partially offset by $3.0 million, or 0.8%, core sales decline, driven by lower volumes in CPI.
Second quarter 2025 operating profit was $47.9 million, compared with $67.6 million in the second quarter of 2024. Operating profit margin was 11.8%, a decrease of 640 basis points compared with 18.2% last year, primarily driven by the impact of lower volumes in CPI and the dilutive impact of the OpSec Security and De La Rue Authentication Solutions acquisitions, partially offset by higher volumes in SAT and productivity gains. Adjusted operating profit margin of 21.2% decreased 290 basis points, compared with 24.1% in the prior year.

Second Quarter 2025 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2025 versus the second quarter 2024.
Crane Payment Innovations

	Three Months Ended June 30,		Change
(dollars in millions)	2025	2024	$	%
Net sales	$211.4	$224.4	$(13.0)	(5.8)%
Core sales			$(16.3)	(7.3)%
Foreign exchange			$3.3	1.5%

Operating profit	$49.0	$61.4	$(12.4)	(20.2)%
Adjusted operating profit*	$57.0	$67.3	$(10.3)	(15.3)%

Operating profit margin	23.2%	27.4%		(420bps)
Adjusted operating profit margin*	27.0%	30.0%		(300bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $211.4 million decreased $13.0 million, or 5.8%, compared with the second quarter of 2024, primarily driven by lower volumes. Operating profit margin of 23.2% decreased 420 basis points compared with 27.4% last year, primarily reflecting the impact of lower volumes partially offset by productivity gains. Adjusted operating profit margin was 27.0% compared with 30.0% in the prior year.

Security and Authentication Technologies

	Three Months Ended June 30,		Change
(dollars in millions)	2025	2024	$	%
Net sales	$193.0	$146.2	$46.8	32.0%
Core sales			$13.4	9.1%
Acquisitions			$26.7	18.3%
Foreign exchange			$6.7	4.6%

Operating profit	$18.0	$24.0	$(6.0)	(25.0)%
Adjusted operating profit*	$39.8	$34.1	$5.7	16.7%

Operating profit margin	9.3%	16.4%		(710bps)
Adjusted operating profit margin*	20.6%	23.3%		(270bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $193.0 million increased $46.8 million, or 32.0%, compared with the second quarter of 2024, primarily driven by 18.3% sales benefit from the acquired OpSec Security and De La Rue Authentication Solutions businesses, 9.1% core sales increase primarily in international markets and 4.6% favorable foreign exchange. Operating profit margin was 9.3%, compared with 16.4% last year driven by the dilutive impact of acquisitions, higher manufacturing costs and restructuring charges, partially offset by higher volumes and productivity gains. Adjusted operating profit margin was 20.6% compared with 23.3% in the prior year.
Cash Flow and Other Financial Metrics
For the second quarter of 2025, cash provided by operating activities was $62.8 million, compared with $56.8 million in the prior year. Adjusted free cash flow was $67.4 million, compared with $53.9 million in the prior year. The $13.5 million increase in Adjusted free cash flow was primarily due to lower working capital requirements. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
The Company held cash and cash equivalents of $152.5 million as of June 30, 2025, compared with $165.8 million as of December 31, 2024. Total debt was $1,129.2 million as of June 30, 2025, compared with $750.6 million as of December 31, 2024.

Full Year 2025 Guidance
The Company is maintaining its full year guidance provided on May 7, 2025. Growth rates represent growth over full year 2024.

Full Year 2025 Guidance Details
(dollars in millions, except per share data)
Crane NXT Sales Growth*	+6% to +8%
CPI Sales Growth	-2% to 0%
SAT Sales Growth	+19% to +21%
Adjusted Segment Operating Margin	~25.5% to ~26.5%
Corporate Expense	~$55
Non-Operating Expense, Net	~$54
Adjusted Tax Rate	~21.5%
Adjusted EPS	$4.00 to $4.30
Adjusted Free Cash Flow Conversion	~90% to ~110%
Diluted Shares	~58 million
*Includes FX impact of -1% to -2%
Please see the Non-GAAP Financial Measures definitions in this release
Declaring Third Quarter 2025 Dividend
Crane NXT announced its quarterly dividend of $0.17 per share for the third quarter of 2025. The dividend is payable on September 10, 2025, to shareholders of record as of August 29, 2025.
Conference Call
Crane NXT scheduled a conference call to discuss the second quarter financial results on Thursday, August 7, 2025, at 10:00 A.M. (Eastern). Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Investor Relations section of the Company’s website. For those wishing to participate in the Q&A session of the call, please visit the Investors section of Crane NXT's website at www.cranenxt.com to pre-register. Pre-registration may be completed at any time up to the call start time. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.

About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Through its two industry-leading business segments, Security & Authentication Technologies and Crane Payment Innovations, Crane NXT provides customers with advanced technologies to secure high-value physical products, sophisticated detection equipment and systems, and proprietary products and services that protect brand identity and digital content. Crane NXT’s approximately 5,000 employees help our customers protect their most important assets and ensure secure, seamless transactions around the world every day. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.
Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the impact of tariffs and other trade measures; changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; risks associated with conducting a substantial portion of its business outside the U.S.; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; governmental regulations and failure to comply with those regulations; the ability to protect its intellectual property; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; significant competition in the Company's markets; additional tax expenses or exposures; adverse impacts from intangible asset impairment charges; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales:
Crane Payment Innovations	$211.4	$224.4	$414.3	$433.4
Security and Authentication Technologies	193.0	146.2	320.4	250.8
Total net sales	$404.4	$370.6	$734.7	$684.2

Operating profit (loss):
Crane Payment Innovations	$49.0	$61.4	$98.7	$114.1
Security and Authentication Technologies	18.0	24.0	20.4	44.2
Corporate	(19.1)	(17.8)	(33.9)	(35.3)
Total operating profit	$47.9	$67.6	$85.2	$123.0

Interest income	0.2	0.4	0.4	1.0
Interest expense	(16.4)	(12.4)	(27.9)	(22.3)
Miscellaneous income (expense), net	1.1	(0.2)	3.2	0.4
Income before income taxes	32.8	55.4	60.9	102.1
Provision for income taxes	7.8	13.8	14.2	22.7
Net income before allocation to noncontrolling interest	25.0	41.6	46.7	79.4
Less: Noncontrolling interest in subsidiaries’ earnings	0.1	—	0.1	—
Net income attributable to common shareholders	$24.9	$41.6	$46.6	$79.4

Earnings per diluted share	$0.43	$0.72	$0.80	$1.38

Average diluted shares outstanding	57.9	57.8	57.9	57.7
Average basic shares outstanding	57.4	57.1	57.3	57.1

Supplemental data:
Cost of sales	$235.6	$209.7	$425.7	$370.9
Selling, general and administrative	113.6	93.3	216.5	187.6
Restructuring charges	7.3	—	7.3	2.7

CRANE NXT, CO. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in millions)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$152.5	$165.8
Accounts receivable, net	308.8	265.9
U.S. and foreign taxes on income	16.2	8.6
Inventories, net	190.3	144.8
Other current assets	75.4	57.4
Total current assets	743.2	642.5

Property, plant and equipment, net	309.5	272.3
Long-term deferred tax assets	1.1	2.2
Intangible assets, net	592.3	419.3
Goodwill	1,167.8	956.6
Other assets	103.8	93.6
Total assets	$2,917.7	$2,386.5

Liabilities and equity
Current liabilities:
Short-term borrowings	$267.4	$210.0
Accounts payable	104.1	116.6
Accrued liabilities	233.4	211.2
U.S. and foreign taxes on income	14.2	24.6
Total current liabilities	619.1	562.4

Long-term debt	861.8	540.6
Accrued pension and postretirement benefits	21.5	19.4
Long-term deferred tax liability	153.6	119.0
Other liabilities	85.0	80.2

Total equity	1,176.7	1,064.9
Total liabilities and equity	$2,917.7	$2,386.5

CRANE NXT, CO. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating activities:
Net income before allocation to noncontrolling interest	$25.0	$41.6	$46.7	$79.4
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	27.1	20.2	48.7	38.7
Stock-based compensation expense	3.1	2.6	6.0	4.9
Deferred income taxes	(12.3)	—	(12.8)	0.2
Cash provided by (used for) operating working capital	13.3	(7.6)	(48.1)	(58.4)
Other	6.6	—	3.2	1.5
Total provided by operating activities	$62.8	$56.8	$43.7	$66.3
Investing activities:
Payment for acquisitions, net of cash acquired	(394.0)	(269.8)	(394.0)	(269.8)
Capital expenditures	(7.0)	(8.9)	(20.1)	(21.4)
Settlement of forward contracts	2.0	0.1	1.5	0.1
Total used for investing activities	$(399.0)	$(278.6)	$(412.6)	$(291.1)
Financing activities:
Dividends paid	(9.8)	(9.2)	(19.5)	(18.3)
Proceeds from stock options exercised	0.7	0.3	1.3	1.9
Payment of tax withholding on equity awards vested	(0.2)	(0.2)	(5.8)	(6.4)
Debt issuance costs	—	—	(0.8)	—
Proceeds from term loan	400.4	—	400.4	—
Repayment of term loan	(36.8)	(1.3)	(36.8)	(2.0)
Proceeds from revolving credit facility	242.0	250.0	348.0	280.0
Repayments of revolving credit facility	(289.5)	(60.0)	(342.0)	(65.0)
Total provided by financing activities	$306.8	$179.6	$344.8	$190.2

Effect of exchange rates on cash, cash equivalents and restricted cash	8.5	(1.6)	15.2	(9.5)
Decrease in cash, cash equivalents and restricted cash	(20.9)	(43.8)	(8.9)	(44.1)
Cash, cash equivalents and restricted cash at beginning of period	185.4	226.9	173.4	227.2
Cash, cash equivalents and restricted cash at end of period	$164.5	$183.1	$164.5	$183.1

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Crane Payment Innovations	$144.4	$146.6	$145.8	$133.4	$166.5
Security and Authentication Technologies[1]	$447.2	$401.2	$248.3	$351.4	$335.4
Total backlog	$591.6	$547.8	$394.1	$484.8	$501.9

[1] Includes $49.4 million of backlog related to Crane Authentication as of June 30, 2025.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended June 30,
	2025		2024
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$404.4		$370.6

Operating profit (GAAP)	$47.9		$67.6
Operating profit margin (GAAP)	11.8%		18.2%

Special items impacting operating profit*:
Acquired intangible asset amortization	15.2		11.3
Restructuring charges	7.3		—
Transaction related expenses	12.4		6.5
Impact of acquisition related fair value step-up	2.9		4.0
Adjusted operating profit (Non-GAAP)	$85.7		$89.4
Adjusted operating profit margin (Non-GAAP)	21.2%		24.1%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$24.9	$0.43	$41.6	$0.72
Acquired intangible asset amortization	15.2	0.26	11.3	0.20
Restructuring charges	7.3	0.13	—	—
Transaction related expenses	12.4	0.21	7.1	0.12
Impact of acquisition related fair value step-up	2.9	0.05	4.0	0.07
Tax adjustments	(6.6)	(0.11)	(3.0)	(0.05)
Adjusted net income (Non-GAAP)	$56.1	$0.97	$61.0	$1.06

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$24.9		$41.6
Net income margin (GAAP)	6.2%		11.2%

Adjustments to net income attributable to common shareholders:
Income tax expense	7.8		13.8
Intangible asset amortization	15.7		11.3
Interest expense, net	16.2		12.0
Depreciation	10.7		9.5
Transaction related expenses	12.4		7.1
Impact of acquisition related fair value step-up	2.9		4.0
Restructuring charges	7.3		—
Adjusted EBITDA (Non-GAAP)	$97.9		$99.3
Adjusted EBITDA Margin (Non-GAAP)	24.2%		26.8%

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures definitions in this release

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Six Months Ended June 30,
	2025		2024
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$734.7		$684.2

Operating profit (GAAP)	$85.2		$123.0
Operating profit margin (GAAP)	11.6%		18.0%

Special items impacting operating profit*:
Acquired intangible asset amortization	26.2		20.2
Transaction related expenses	13.1		10.6
Impact of acquisition related fair value step-up	3.2		4.0
Restructuring charges	7.3		2.7
Adjusted operating profit (Non-GAAP)	$135.0		$160.5
Adjusted operating profit margin (Non-GAAP)	18.4%		23.5%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$46.6	$0.80	$79.4	$1.38
Acquired intangible asset amortization	26.2	0.45	20.2	0.35
Transaction related expenses	13.1	0.23	11.2	0.19
Impact of acquisition related fair value step-up	3.2	0.06	4.0	0.07
Restructuring charges	7.3	0.13	2.7	0.05
Tax adjustments	(9.0)	(0.16)	(7.3)	(0.13)
Adjusted net income (Non-GAAP)	$87.4	$1.51	$110.2	$1.91

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$46.6		$79.4
Net income margin (GAAP)	6.3%		11.6%

Adjustments to net income attributable to common shareholders:
Income tax expense	14.2		22.7
Interest expense, net	27.5		21.3
Intangible asset amortization	27.0		20.2
Depreciation	20.1		18.5
Transaction related expenses	13.1		11.2
Impact of acquisition related fair value step-up	3.2		4.0
Restructuring charges	7.3		2.7
Adjusted EBITDA (Non-GAAP)	$159.0		$180.0
Adjusted EBITDA Margin (Non-GAAP)	21.6%		26.3%

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures definitions in this release

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended June 30, 2025	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$211.4	$193.0	$404.4	$—	$404.4

Operating profit (loss) (GAAP)	$49.0	$18.0	$67.0	$(19.1)	$47.9
Operating profit margin (GAAP)	23.2%	9.3%	16.6%		11.8%

Special items impacting operating profit:
Acquired intangible asset amortization	5.4	9.8	15.2	—	15.2
Impact of acquisition related fair value step-up	—	2.9	2.9	—	2.9
Restructuring charges	1.2	6.1	7.3	—	7.3
Transaction related expenses	1.4	3.0	4.4	8.0	12.4
Adjusted operating profit (loss) (non-GAAP)	$57.0	$39.8	$96.8	$(11.1)	$85.7
Adjusted operating profit margin (non-GAAP)	27.0%	20.6%	23.9%		21.2%

Three Months Ended June 30, 2024	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$224.4	$146.2	$370.6	$—	$370.6

Operating profit (loss) (GAAP)	$61.4	$24.0	$85.4	$(17.8)	$67.6
Operating profit margin (GAAP)	27.4%	16.4%	23.0%		18.2%

Special items impacting operating profit:
Acquired intangible asset amortization	5.2	6.1	11.3	—	11.3
Impact of acquisition related fair value step-up	—	4.0	4.0	—	4.0
Transaction related expenses	0.7	—	0.7	5.8	6.5
Adjusted operating profit (loss) (non-GAAP)	$67.3	$34.1	$101.4	$(12.0)	$89.4
Adjusted operating profit margin (non-GAAP)	30.0%	23.3%	27.4%		24.1%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Six Months Ended June 30, 2025	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$414.3	$320.4	$734.7	$—	$734.7

Operating profit (loss) (GAAP)	$98.7	$20.4	$119.1	$(33.9)	$85.2
Operating profit margin (GAAP)	23.8%	6.4%	16.2%		11.6%

Special items impacting operating profit:
Acquired intangible asset amortization	10.7	15.5	26.2	—	26.2
Impact of acquisition related fair value step-up	—	3.2	3.2	—	3.2
Restructuring charges	1.2	6.1	7.3	—	7.3
Transaction related expenses	1.4	3.0	4.4	8.7	13.1
Adjusted operating profit (loss) (non-GAAP)	$112.0	$48.2	$160.2	$(25.2)	$135.0
Adjusted operating profit margin (non-GAAP)	27.0%	15.0%	21.8%		18.4%

Six Months Ended June 30, 2024	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$433.4	$250.8	$684.2	$—	$684.2

Operating profit (loss) (GAAP)	$114.1	$44.2	$158.3	$(35.3)	$123.0
Operating profit margin (GAAP)	26.3%	17.6%	23.1%		18.0%

Special items impacting operating profit:
Acquired intangible asset amortization	10.5	9.7	20.2	—	20.2
Impact of acquisition related fair value step-up	—	4.0	4.0	—	4.0
Restructuring charges	2.7	—	2.7	—	2.7
Transaction related expenses	0.7	—	0.7	9.9	10.6
Adjusted operating profit (loss) (non-GAAP)	$128.0	$57.9	$185.9	$(25.4)	$160.5
Adjusted operating profit margin (non-GAAP)	29.5%	23.1%	27.2%		23.5%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Cash Flow Items	2025	2024	2025	2024
Cash provided by operating activities (GAAP)	$62.8	$56.8	$43.7	$66.3
Less: Capital expenditures	(7.0)	(8.9)	(20.1)	(21.4)
Free cash flow	$55.8	$47.9	$23.6	$44.9
Transaction related expenses[1]	11.6	6.0	13.3	7.3
Adjusted free cash flow (non-GAAP)	$67.4	$53.9	$36.9	$52.2

Adjusted net income (non-GAAP)*	$56.1	$61.0	$87.4	$110.2
Adjusted free cash flow conversion (non-GAAP)	120.1%	88.4%	42.2%	47.4%
[1] Represents cash paid for transaction related expenses.
*Please see the Non-GAAP Financial Measures tables in this release.
Net Leverage Ratio
(unaudited, in millions, except net leverage ratio)

June 30, 2025
Total debt (excluding deferred financing costs of $10.5 million)	$1,139.7
Less: Cash and cash equivalents	(152.5)
Net debt	$987.2
TTM Adjusted EBITDA (non-GAAP)*	$375.7
Net leverage ratio	2.6
*Please refer to the Non-GAAP Financial Measures tables in prior quarter releases and in this release.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow, and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior, to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment operating margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment operating margin and Adjusted EPS as described below.

"Special items impacting operating profit" are items that are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Special items impacting operating profit includes acquired intangible asset amortization, restructuring charges, impact of acquisition related fair value step-up, and transaction related expenses.

•"Adjusted segment operating margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding special items impacting operating profit.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding special items impacting operating profit, the tax effect of these adjustments and other discrete tax items.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit special items impacting operating profit which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance.

•"Adjusted net income" and "Adjusted EPS" exclude special items impacting operating profit, the tax effect of these adjustments and other discrete tax items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance.

•“Free cash flow,” “Adjusted free cash flow” and "Adjusted free cash flow conversion” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items. Adjusted free cash flow conversion is calculated as Adjusted free cash flow divided by Adjusted net income. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" exclude net interest expense, tax expense and depreciation and amortization expense from net income, as well as special items impacting operating profit. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Net leverage ratio" refers to Net debt divided by trailing twelve months (TTM) Adjusted EBITDA. "Net debt" represents total debt (excluding deferred financing costs) less cash and cash equivalents. Management believes that these non-GAAP financial measures provide useful information about our ability to satisfy our debt obligation with currently available funds.

•References to "core," such as "core sales," exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in identifying underlying growth trends in our business and facilitate comparison of our sales performance, for example, with prior and future periods that are complementary to GAAP metrics.

Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of acquisitions, and expenses associated with the Separation in prior periods. Restructuring charges include severance and other costs related to the integration of the DLR and OpSec acquisitions to form the Crane Authentication business within the SAT segment, and the alignment of CPI's cost structure with existing economic conditions.